Exhibit 25.1

United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐
_____________________________
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)
_____________________________

95-3571558
(Jurisdiction of incorporation of organization)	(I.R.S. Employer
if not a U.S. national bank)	Identification Number)

400 South Hope Street,
Suite 500
Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)
_____________________________

JONES LANG LASALLE INCORPORATED
(Exact name of obligor as specified in its charter)
_____________________________

Maryland	36-4150422
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

200 East Randolph Drive
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)
_____________________________
Debt Securities
(Title of the indenture securities)

1.General information. Furnish the following information as to the trustee:
(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, DC 20219
United States Department of the
Treasury

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429
(b) Whether it is authorized to exercise corporate trust powers.
Yes.
2.Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16.List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act").
1.A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).
2.A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).
4.A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).
6.The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).
7.A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 27th day of October, 2020.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By: /s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

Exhibit 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business June 30, 2020, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,667
Interest-bearing balances	325,776
Securities:
Held-to-maturity securities	—
Available-for-sale securities	148,395
Equity securities with readily determinable fair values not held for trading	—
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	—
Securities purchased under agreements to resell	—
Loans and lease financing receivables:
Loans and leases held for sale	—
Loans and leases, held for investment	—
LESS: Allowance for loan and lease losses	—
Loans and leases held for investment, net of allowance	—
Trading assets	—
Premises and fixed assets (including capitalized leases)	20,997
Other real estate owned	—
Investments in unconsolidated subsidiaries and associated companies	—
Direct and indirect investments in real estate ventures	—
Intangible assets	856,313
Other assets	100,715

Total assets	$1,453,863

LIABILITIES

Deposits:
In domestic offices		1,659
Noninterest-bearing	1,659
Interest-bearing	—
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		—
Securities sold under agreements to repurchase		—
Trading liabilities		—
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		—
Not applicable
Not applicable
Subordinated notes and debentures		—
Other liabilities		258,356
Total liabilities		260,015
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus		—
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		324,174
Not available
Retained earnings		866,668
Accumulated other comprehensive income		2,006
Other equity capital components		—
Not available
Total bank equity capital		1,193,848
Noncontrolling (minority) interests in consolidated subsidiaries		—
Total equity capital		1,193,848
Total liabilities and equity capital		$1,453,863

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty ) CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President )
Michael P. Scott, Managing Director ) Directors (Trustees)
Kevin P. Caffrey, Managing Director )